UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lexaria Bioscience Corp.
Name of the Registrant as Specified In Its Charter

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 3, 2021

Dear Shareholder:

In normal circumstances, I would be sending this letter to you as an invitation to personally attend our 2021 annual shareholder meeting to be held on Monday, June 28, 2021 at our principal executive offices located at Unit 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7.

However, these are certainly not normal circumstances and in an effort to ensure the safety of our shareholders and management, we are instead limiting in person attendance to our executives and encouraging you to vote by proxy or by attending our shareholder meeting by way of joining our event conferencing session via the following number: for Toronto residents (416) 764-8658 or toll-free at 1-888-886-7786. You will be provided with an opportunity to vote on the proposals contained in the attached proxy circular at the event conferencing session. The proxy materials are first being made available to our shareholders on or about May 14, 2021.

The meeting will begin promptly at 1:00 p.m. PST.

In order to facilitate clear communications, all participants will be placed in lecture mode and will have their microphones muted. We encourage you to email any questions that you may have regarding the proposals to the Company in advance of the meeting. Please provide your questions to our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com as we will only be answering questions on proposals that are submitted in advance and a maximum of two (2) questions per proposal during the Meeting. When we come to each proposal that requires a vote, we will have the moderator provide instructions on the process for asking questions for the purposes of discussion on the proposal. Once the questions have been responded to, the moderator will provide instructions on the method of voting on the proposal.

In addition to the matters described in the Notice of Annual Meeting of Shareholders and the Proxy Statement, we will be conducting a question and answer session after the termination of the meeting (the “Q & A Session”). The Q & A Session will entail the Chief Executive Officer answering questions that were submitted in advance of the Meeting; it should be noted that no new questions will be taken from attendees during the Q & A session. In order to ensure that we are able to address as many general questions as possible, we encourage you to forward your questions in advance of the meeting by emailing our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com who will then ensure that they are answered at the end of the meeting.

The members of the Board and management hope that you and your loved ones are staying healthy and safe.

Sincerely,

/s/ “Christopher Bunka”

Christopher Bunka

Chief Executive Officer & Chairman

LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 TO BE HELD ON JUNE 28, 2021

NOTICE IS HEREBY GIVEN that Lexaria Bioscience Corp., a Nevada corporation (“Lexaria”, “Company”, "we", "us", or "our"), will hold an annual meeting of shareholders (the "Meeting") via Event Conferencing (the call in number for Toronto residents is (416) 764-8658 or toll-free at 1-888-886-7786) whereby the Chief Executive Officer of the Company will conduct the formal business of the meeting from the Company’s head office located at Unit 100 – 740 McCurdy Road, Kelowna, BC, Canada, V1X 2P7, at 1:00 p.m., local time, on Monday, June 28, 2021 for the following purposes:

1.	to elect John Docherty, Christopher Bunka, William (Ted) McKechnie, Nicholas Baxter and Albert Reese Jr. as Directors to serve our Company for the ensuing year or until their successors are elected;

2.	to ratify the appointment of as our independent registered public accounting firm for the fiscal year ending August 31, 2021 and to allow Directors to set the remuneration;

3.

to approve the issuance of an additional 249,143 common shares pursuant to the exercise of stock awards issued under the Company’s Equity Incentive Plan as originally approved by the shareholders on June 20, 2019, so that the aggregate number of shares issued under such plan equals 10% of the Company’s current issued share capital.

4.	to ratify and approve all acts of the Directors, lawfully made, since the last shareholders’ meeting;

5.	to transact such other business as may properly come before the Meeting or any adjournment of postponement thereof.

Our Board of Directors has fixed the close of business on May 3, 2021 as the record date (the “Record Date”) for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. Only the shareholders of record on the Record Date are entitled to vote at the Meeting.

Whether or not you plan on attending the Meeting, we ask that you vote by proxy by following instructions provided in your proxy card as promptly as possible. If your shares are held of record by a broker, bank, or other nominee, please follow the voting instructions sent to you by your broker, bank, or other nominee in order to vote your shares.

Sincerely,

By Order of the Board of Directors

Per:	/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer

Date: May 3, 2021

Important Notice Regarding Availability of Proxy Materials for the Stockholders’ Meeting To Be Held on June 28, 2021. This notice of meeting, the proxy statement for the meeting and our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 are available at www.proxyvote.com. The proxy materials are first being made available to our shareholders on or about May 14, 2021.

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LEXARIA BIOSCIENCE CORP.

100 – 740 McCurdy Road

Kelowna, BC, Canada V1X 2P7

Telephone: (250) 765-6424

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 28, 2021

GENERAL INFORMATION ABOUT THE MEETING OF SHAREHOLDERS

The Board of Directors of Lexaria Bioscience Corp. (“Lexaria”, “we”, “us” or “our”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held via Event Conferencing by way of calling: for Toronto residents (416) 764-8658; and for all others 1-888-886-7786, at 1:00 p.m., local time, on Monday, June 28, 2021 or at any adjournment of the Annual Meeting (the "Meeting").

This proxy statement, the attached notice of the Annual Meeting, a proxy card and our Annual Report on Form 10-K for the year ended August 31, 2020 as filed with the Securities and Exchange Commission on October 15, 2020 are collectively referred to as the “proxy materials”. The proxy materials are first being made available to our shareholders on or about May 14, 2021.

Important Notice Regarding the Internet Availability of Proxy Materials
for the Meeting to be Held on June 28, 2021

All shareholders have the ability to access the proxy materials on the website referred to in the attached Notice of Annual Meeting. Pursuant to rules adopted by the U.S. Securities Exchange Commission (the “SEC”), we have elected to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed materials. The Notice provides instructions on how to access the proxy materials via the internet and how to request a printed set of the proxy materials at no charge. In addition, the stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the shareholder. We encourage all shareholders to take advantage of the proxy materials on the internet to help reduce the cost and environmental impact of our shareholder meetings.

The proxy materials are also available at www.proxyvote.com and www.lexariabioscience.com.

What items will be voted at the Meeting?

Our shareholders will vote:

1.	to elect John Docherty, Christopher Bunka, Ted McKechnie, Nicholas Baxter and Albert Reese Jr. as Directors to serve our Company for the ensuing year and until their successors are elected;

2.	to ratify the appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021 and to allow Directors to set the remuneration;

3.

to approve the issuance of an additional 249,143 common shares pursuant to the exercise of stock awards issued under the Company’s Equity Incentive Plan so that the aggregate number of shares issued under such plan equals 10% of the Company’s current issued share capital;

4.	to ratify and approve all lawful acts of the Directors effected since the last shareholder meeting; and

5.	to transact such other business as may properly come before the Meeting or any adjournment of postponement thereof.

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We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. As noted, attendance at the Meeting will be by Event Conferencing and accordingly, only votes cast by registered shareholders attending the Meeting and from validly completed and delivered proxies will be counted. Please follow the instructions provided in the proxy card sent to you.

How does the Board recommend I vote on the proposals?

Our Board recommends that you vote “FOR” the matters noted under items 1 – 4.

Who can vote at the Meeting?

Our Board of Directors has fixed the close of business on May 3, 2021 as the Record Date for the determination of the shareholders entitled to notice of, and to vote at, the Meeting or any adjournment. If you were a shareholder of record on the Record Date, you are entitled to vote at the Meeting.

As of the Record Date, 5,104,332 shares of our common stock were issued and outstanding and no other voting securities were issued and outstanding. Therefore, a total of 5,104,332 votes are entitled to be cast at the Meeting.

How many votes do you have?

On each proposal to be voted upon, you have one vote for each share of our common shares that you owned on the Record Date. There is no cumulative voting.

How can you Vote?

If you hold shares in your own name as a stockholder of record: Common shares can be voted at our Meeting by way of a proxy over the internet, by scanning the QR code with your smartphone or by telephone by following the instructions in the Notice and/or proxy card, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Additionally, you may vote your shares by way of attending the Meeting via Event Conferencing and calling into the toll free line at 1-888-886-7786 or if you reside in Toronto, at 416-764-8658 and voting by way of selecting the appropriate option for each proposal. Shareholders voting by internet or telephone should understand that, while we and the party providing the service through which you may vote by internet, QR code or by telephone do not charge any fees to our shareholders for voting in such manner, there may be usage charges from the internet access providers and telephone companies for which you are responsible.

If your shares are held in the name of a stock brokerage account or by a bank, or other nominee (that is, in “street name”): You will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or internet voting will depend on your broker’s (or other nominee’s) voting process. Please check with your broker or other nominee and follow the voting procedure your broker or other nominee provides to vote your shares. If you wish to vote in person via attending the Event Conference Meeting, you must request a legal proxy from your broker or other nominee that holds your shares and email that proxy and proof of identification 48 hours prior to the Meeting to Vanessa Carle, Head of Legal at

vcarle@lexariabioscience.com.

YOUR VOTE IS VERY IMPORTANT. We are encouraging our shareholders to vote by proxy even if you plan to attend the Meeting via Event Conferencing and to appoint the nominees noted in our proxy, namely Christopher Bunka, our Chief Executive Officer, or John Docherty, our President, to represent such shareholder at our Meeting.

Valid proxies will be voted at our Meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that they are received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the scheduled time of the Meeting, or any adjournment thereof.

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The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted: (1) FOR the election of the nominees for our Board of Directors; (2) FOR the approval and ratification of the appointment of Davidson & Company LLP as our Company’s auditors for the 2021 fiscal year and the approval to allow the Directors to set the remuneration; (3) FOR the amendment to the Company’s Equity Incentive Plan to authorize the issuance of an additional 249,143 common shares pursuant to the exercise of stock awards; and (4) FOR the ratification and approval of all lawful acts of the Directors. If any other matters properly come before our Meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

Quorum

A quorum of shareholders is necessary to take action at our Meeting. Currently, the holders of at least 33.33% of our issued shares entitled to vote as at the Record Date, present in person (via Event Conferencing) or by proxy, shall constitute a quorum for the transaction of business at our Meeting. However, if a quorum is not present, then the holders of a majority of the common shares of our Company who are present at the Meeting, in person (via Event Conferencing) or by proxy, may adjourn such meeting from time to time until it is determined that holders constituting the required quorum of the issued common shares of the capital stock shall attend. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our Meeting for quorum purposes but will not be counted as votes cast on any matter presented at our Meeting.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE AND RETURN YOUR PROXY PURSUANT TO ONE OF THE METHODS AVAILABLE WHETHER OR NOT YOU PLAN TO ATTEND OUR MEETING VIA EVENT CONFERENCING.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or in different accounts. To ensure that all of your shares are voted, please vote by proxy by following instructions provided in each proxy card. If some of your shares are held in “street name,” you should have received voting instructions with these materials from your broker, bank or other nominee. Please follow the voting instructions provided to ensure that your vote is counted.

What vote is required for the election of Directors or for the approval of a proposal?

The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors. For the election of Directors, the nominees who receive more “For” votes than the combined “Against” votes and votes that are abstained, will be elected as Directors. There is no cumulative voting in the election of Directors.

The vote of a simple majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to ratify the appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021 and to allow Directors to set the remuneration.

The vote of a simple majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to approve the issuance of an additional 249,143 common shares pursuant to the exercise of stock awards issued under the Company’s 2019 Equity Incentive Plan so that the aggregate number of shares issued under such plan equals 10% of the Company’s current issued share capital.

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The vote of a simple majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to ratify and approve all lawful acts of the Directors effected since the last shareholder meeting.

Counting of Votes

All votes will be tabulated by Vanessa Carle, the Company’s Secretary who will serve as the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. Shares represented by proxies that reflect an abstention or broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. An abstention or broker "non-vote" will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may vote again on a later date via the Internet, scanning your QR code or by telephone (only your latest Internet, scanned QR code or telephone proxy submitted prior to the Meeting will be counted) or by signing and returning a new proxy card with a later date. You may also request that your prior proxy be revoked by delivering to our Company, at the address on the Notice of Meeting, Attention: Secretary, a written notice of revocation prior to the Meeting being held at the offices of Lexaria. Any revocation of proxy or later dated proxy MUST BE RECEIVED by 9:00 a.m. prior to the commencement of the Meeting.

If you hold your shares in street name, you will need to follow the voting instructions provided by your broker, bank or other nominee regarding how to revoke or change your vote.

How can I attend the Event Conferencing Meeting?

You may call (416) 764-8658 if you live in Toronto, Ontario, otherwise you can call toll-free at 1-888-886-7786 if you wish to participate in the Event Conferencing Meeting to hear the business of the Meeting, to vote on the proposals and to listen to the question and answer session. A limited amount of questions will be allowed to be submitted on the proposals to be voted on during the Meeting.

You will be asked to provide your name, and if different, the name that your shares are registered under, the number of shares you hold as well as an email address, should we need to follow up with you regarding any unanswered questions.

How can I ask questions?

We encourage you to email any questions that you may have regarding the proposals to the Company in advance of the meeting. Please provide your questions to our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com as we will only be answering questions on proposals that are submitted in advance and a maximum of two (2) questions per proposal during the Meeting. When we come to each proposal that requires a vote, we will have the moderator provide instructions on the process for asking questions for the purposes of discussion on the proposal. Once the questions have been responded to, the moderator will provide instructions on the method of voting on the proposal.

In addition to the matters described in the Notice of Annual Meeting of Shareholders and the Proxy Statement, we will be conducting a question and answer session after the termination of the meeting (the “Q & A Session”). The Q & A Session will entail the Chief Executive Officer answering questions that were submitted in advance of the Meeting; it should be noted that no new questions will be taken from attendees during the Q & A session. In order to ensure that we are able to address as many general questions as possible, we encourage you to forward your questions in advance of the meeting by emailing our Head of Legal, Vanessa Carle at vcarle@lexariabioscience.com who will then ensure that they are answered at the end of the meeting

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How do I Access Technical Support?

If you are having difficulties connecting to the Meeting you can access technical support by emailing customercare@accutel.com. If you are having difficulties hearing or participating during the Meeting you can access technical support by the above-noted email or by pressing “0” for immediate support.

Who pays for the cost of proxy preparation and solicitation?

We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies for use at our Event Conferencing Meeting primarily by mail. In addition, our Directors, officers and regular employees may solicit proxies by telephone, facsimile, mail, other means of communication or personally. These individuals will receive no additional compensation for such services. We will ask brokers, banks, and other nominees to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable charges and expenses, however we will not be paying for delivery to OBOs.

Voting Securities and Principal Holders Thereof

We are authorized to issue 220,000,000 common shares with full voting rights and a par value of $0.001 per share. As of the Record Date a total of 5,104,332 common shares were issued and outstanding. Each share of common stock carries the right to one vote at the Meeting.

Only registered shareholders as of the Record Date are entitled to receive notice of, and to attend and vote at, the Meeting or any adjournment or postponement of the Meeting.

To the best of our knowledge, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, common shares carrying more than 10% of the voting rights attached to the outstanding Common Shares of our Company other than set forth in the section “Security Ownership of Certain Beneficial Owners and Management” below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current Directors and executive officers as a group. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common shares, except as otherwise indicated.

Name, Address & Position of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership	Percentage of Class(3)
Executive Officers and Directors
Christopher Bunka CEO, Chairman & Director	545,455 (4)	10.6%
John Docherty President and Director	103,743(5)	2.0%
Gregory Downey Chief Financial Officer	13,833(6)	*
Nicholas Baxter Independent Director	17,500(7)	*
Ted McKechnie Independent Director	19,691 (8)	*
Brian Quigley Independent Director	3,334 (9)	*
Albert Reese Jr. Independent Director	4,317 (10)	*
5% Owners
Don Jackler	540,000 (11)	10.4%
Directors and Executive Officers as a Group	707,873	13.5%

* denotes a holding of less than 1%

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Notes:

1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on the Record Date.

2)	the address for these persons is c/o Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

3)

Percentage of ownership is based on 5,104,332 common shares issued and outstanding as of the Record Date on a diluted basis. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

4)

Includes 215,912 shares held in the name of C.A.B. Financial Services and 273,543 shares held directly by Christopher Bunka. Includes 49,333 options held in the name of Christopher Bunka all of which are exercisable within 60 days of the Record Date and 6,667 warrants held in the name of C.A.B. Financial Services all of which are exercisable within 60 days of the Record Date.

5)	Includes 54,075 shares held in the name of Docherty Management Ltd. and 49,668 options held in the name of John Docherty which are exercisable within 60 days of the Record Date.

6)	Includes 12,000 options which are exercisable within 60 days of the Record Date.

7)	Includes 6,500 options which are exercisable within 60 days of the Record Date.

8)	Includes 6,500 options which are exercisable within 60 days of the Record Date.

9)	Includes 3,334 options which are exercisable within 60 days of the Record Date.

10)	Includes 3,400 options which are exercisable within 60 days of the Record Date.

11)	Includes 100,000 warrants which are exercisable within 60 days of the Record Date. Mr. Jackler provides consulting services to the Company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

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DIRECTOR NOMINEES

The following information pertains to our Director Nominees for the purposes of voting on Proposal 1 located at page 22 and includes the name, age, positions held, length of time serving as a director of Lexaria and business experience of each nominee:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
John Docherty	President and Director	51	April 15, 2015
Christopher Bunka	Chairman, Chief Executive Officer and Director	59	October 26, 2006
Nicholas Baxter	Independent Director	67	July 8, 2011
Ted McKechnie	Independent Director	73	September 16, 2015
Albert Reese Jr.	Independent Director	71	January 14, 2021

Business Experience

The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Christopher Bunka

Mr. Bunka dedicates all of his professional time to our Company and its subsidiaries and has served as Lexaria’s director, chairman, president and chief executive officer since October 26, 2006. Mr. Bunka resigned as President on April 15, 2015. From February 14, 2007 until May 12, 2009 and from April 29, 2016 to May 31, 2017 he was the acting chief financial officer of our Company. Since October 26, 2006 Mr. Bunka has successfully completed both equity and debt financings for our Company, completed the acquisition of additional oil & gas assets, disposed of other oil & gas assets, and restructured our Company. In 2014 Mr. Bunka refocused our Company from one engaged in exploration for oil and natural gas within Canada and the United States to our current business activities in the bioscience industry, namely the research and development of the delivery of lipophilic active molecules based on our patented technology. Mr. Bunka is a named inventor on certain of our pending patent applications.

Since 1988, Mr. Bunka has been the CEO of C.A.B. Financial Services Ltd., a private holding company located in Kelowna, Canada. C.A.B. Financial Services Ltd. is not an affiliate or subsidiary of the Company. He is a venture capitalist, corporate consultant and has roughly thirty years experience in executive management.

John Docherty

Mr. Docherty dedicates all of his professional time to our Company and its subsidiaries serving as President of Lexaria since April 15, 2015 and as a director of Lexaria since April 29, 2016. Prior to Lexaria, Mr. Docherty was former President and Chief Operating Officer of Helix BioPharma Corp. (TSX: HBP), where he led the company’s pharmaceutical development programs for its plant and recombinantly derived therapeutic protein product candidates. Mr. Docherty is a senior operations and management executive with over 20 years experience in the pharmaceutical and biopharmaceutical sectors. He has worked with large multinational companies and emerging, private and publicly held start-ups. At Helix, Mr. Docherty was also instrumental in the areas of investor/stakeholder relations, capital raising, capital markets development, strategic partnering, regulatory authority interactions and media relations, and he also served as a management member of its Board of Directors. Prior to this, Mr. Docherty was President and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds.

Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and PriceWaterhouseCoopers’ former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents, including ones owned by the Company, and he has a M.Sc. in pharmacology and a B.Sc. in Toxicology from the University of Toronto.

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None of the companies that previously employed Mr. Docherty, are subsidiaries or affiliates of Lexaria.

Nicholas Baxter

Mr. Baxter has been in the oil & gas business for over 30 years having received a Bachelor of Science (Honors) from the University of Liverpool in 1975. Mr. Baxter has broad international experience working on projects in the U.K., Europe, the former Soviet Union, Central Asia, Africa, and the Middle East. From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment and services company that went public on the London USM in 1983 and graduated to the London Stock Exchange in 1984. In 1985, Mr. Baxter co-founded Addison & Baxter Limited which was subsequently acquired by the A&B Geoscience Corporation (ABG) in 1992. Mr. Baxter served as the Chief Operating Officer and a director of ABG, a TSX Venture Exchange listed company, from 1992 to 2002, and under his guidance, secured the first onshore oil production sharing agreement in Azerbaijan in 1998. ABG became controlled by a private Swiss oil trading firm in 2002. Mr. Baxter worked as an independent upstream oil and gas consultant from 2002 to 2004. He formed Eurasia Energy Ltd. in 2005, a company listed on the OTC pink sheets, where he is currently President and Chief Executive Officer. Mr. Baxter was appointed as a director of Jericho Energy Ventures Inc., a TSX Venture Exchange listed company, in September 2011. Neither Jericho Energy Ventures Inc. nor Eurasia Energy Ltd. are subsidiaries or affiliates of Lexaria.

Ted McKechnie

Mr. McKechnie is a well-recognized thought leader in the Canadian food industry. In the past, Mr. McKechnie was president of Maple Leaf Foods, an owner and senior executive at Humpty Dumpty and a senior leader at Pepsi Co. After a distinguished career as an executive and marketer specializing in food manufacturing, he now focuses on moving the Canadian food sector into the future. Besides being the chairman of Food Starter’s board, Mr. McKechnie is also the Chairman/CEO of The Davies Group and William Davies Consulting Inc. Mr. McKechnie is also a chairman of the board for Advanced Technology For Food Manufacturing and serves on the Board Of Governors for St Jeromes University.

Mr. McKechnie is often called upon by think tanks, the government and industry leaders to offer insights on how to grow the food sector and add more value to the Canadian economy.

Albert Reese Jr.

Mr. Reese has over 40 years experience in public and private businesses including as CFO of a formerly Nasdaq-listed energy company where he arranged finance transactions totaling over $10 billion dollars during his 20-year tenure. Mr. Reese was a Director and Chairman of the Audit Committee of a community bank in Texas for ten years until such time as it was acquired by a larger banking group in 2018 and currently serves as an Independent Director and Chairman of the Audit Committee for a privately held insurance company headquartered in The Woodlands, Texas.

Mr. Reese is a Certified Public Accountant (1974), and received his Bachelor of Business Administration degree from Texas A&M University in 1971, and his MBA from University of Houston in 1977. He has extensive experience at a senior level in financial services, finance transactions, investor relations, and more.

Executive Officers

Our executive officers are appointed by our Board of Directors and serve at the pleasure of our Board of Directors.

The names of our executive officers, their ages, positions held, and durations of are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Gregory Downey	Chief Financial Officer	60	April 15, 2021
Christopher Bunka	Chairman and Chief Executive Officer	59	October 26, 2006
John Docherty	President	51	April 15, 2015

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Gregory Downey

Mr. Downey first joined the Company in January 2019 as its Controller and then accepted the position of Chief Financial Officer in April 2021. Mr. Downey brings over 35 years of diverse financial experience in the mining, oil and gas, manufacturing, construction and public sectors as well as providing business advisory and financial accounting services to many medium and large size organizations. In addition, Mr. Downey has a wide range of executive corporate experience having acted as the Chief Financial Officer, Vice President and/or a director of various public and private companies.

Mr. Downey obtained his Certified Management Accountant (CMA) designation in 1992 and is a member of the Chartered Professional Accountants of British Columbia. He also holds a diploma in Business Administration from the Southern Alberta Institute of Technology.

For information regarding Messrs. Bunka and Docherty, see “Director Nominees” beginning on page 7.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our Directors, officers, affiliates or any shareholder of more than 5% of any class of our voting securities, or any associate thereof is a party adverse or has a material interest adverse to Lexaria or its subsidiaries.

Other than as noted below, to the best of our knowledge, none of our Directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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In 2012 while Mr. Albert Reese Jr. was the Chief Financial Officer of ATP Oil & Gas Corporation (“ATP”), ATP filed for bankruptcy in the US District and Bankruptcy Court, Southern District, Case 12-36187 whereby the case was settled with a 361 sale to the first lien holders and an assignment to the Chapter 7 trustee for the remaining assets in August 2014.

Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance document is our Code of Ethics which is:

•	available in print to any shareholder who requests it from our President;
•	available to download from our corporate website; and
•	filed on EDGAR as an exhibit to our Registration Statement filed on Form SB-2 on September 20, 2007.

Code of Ethics

We adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is a "code of ethics" as defined by applicable rules of the Securities and Exchange Commission (the "SEC"). Our Code of Ethics is attached as an exhibit to our Registration Statement on Form SB-2 filed on September 20, 2007. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the Canadian Securities Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	lawful and ethical conduct when dealing with public officials and government entities;
•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Ethics.

If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Employee Handbook

In addition to the Code of Ethics, we have also adopted an employee handbook that governs all of our team members, regardless of their position with our Company. This includes an internal code of conduct (the “Code”) which was created to deter wrongdoing and to promote:

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•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;
•	avoidance of conflicts of interest with the interests of the Company, including disclosure to an appropriate person of any material transaction or relationship that could be expected to give rise to such a conflict;
•	confidentiality of corporate information;
•	fair dealing practices and the deterrence of wrongdoing;
•	protection and proper use of corporate assets and opportunities;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of any violations of this Code to an appropriate person or person identified in the Code; and
•	accountability for adherence to the Code.

Our Employee Handbook is posted on our website under our Investors/Governance/Governance Documents tab.

Meetings

Our Board of Directors held at least five (5) formal meetings during the year ended August 31, 2020. During such formal meetings, all Directors were in attendance. All proceedings of the Board of Directors were conducted either at such formal meetings and evidenced by way of minutes of such proceedings or by way of resolutions consented to in writing by all the Directors. Such resolutions consented to in writing by the Directors entitled to vote on that resolution at a meeting of the Directors are, according to the Nevada Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the Directors duly called and held.

It is our policy to invite Directors to attend the Meeting of shareholders. However, due to concerns over non-essential travel only our Chief Executive Officer shall physically be at our head office conducting the Meeting with our other Directors attending the Meeting via Event Conferencing. For the Company’s 2020 shareholder meeting, the entire Board of Directors was in attendance along with the Chief Financial Officer.

Committees of the Board of Directors

Compensation Committee

The Company created a compensation committee on July 2, 2020 that, due to its late creation, did not conduct any formal meetings during the fiscal year ended August 31, 2020. Currently the compensation committee consists of Brian Quigley, Nicholas Baxter, and Ted McKechnie, all Directors being “independent” pursuant to Canadian Securities Exchange and Nasdaq independence standards.

The compensation committee’s purpose is to review, consider, research and recommend compensation for the Company’s executive management, taking into consideration achieved milestones, the compensation issued by companies of similar size and the overall financial health of the Company. In addition, the compensation committee is also responsible for approving and reviewing employment agreements and benefits agreements as well as any executive compensation information that is incorporated into the Company’s periodic reports. The compensation committee operates pursuant to a written charter adopted by our Board of Directors, which was most recently created on July 2, 2020. A copy of the compensation committee charter can be downloaded from the Company’s website under our Investors/Governance/Governance Documents tab.

Governance and Nominating Committee

The Company created a governance and nominating committee (the “G & N Committee”) on December 8, 2020 in anticipation of its Nasdaq listing. Currently the members of the G & N Committee are Albert Reese Jr., Brian Quigley and Nick Baxter, all of whom qualify as independent Directors of the Company. The purpose of the G & N Committee is to assist the Board of Directors with fulfilling its responsibilities by: (i) being satisfied that corporate governance guidelines are adopted, disclosed and applied including director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, and annual performance evaluation of the Board; (ii) identifying individuals qualified to become new Board members and recommending to the Board the nominees for each annual meeting of shareholders of the Corporation; and (iii) such other matters delegated to the Committee by the Board. The G & N Committee operates pursuant to a written charter adopted by our Board of Directors which was most recently created on December 8, 2020. A copy of the G & N Committee charter can be downloaded from the Company’s website under our Investors/Governance/Governance Documents tab.

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The Board of Directors has a critical role in guiding our strategic direction and overseeing the management of our business, and accordingly, we seek to attract and retain highly qualified directors who have sufficient time to engage in the activities of the Board of Directors and to understand and enhance their knowledge of our industry and business plans. In evaluating the suitability of individual candidates, the G & N Committee and Board of Directors may take into account many factors, including: relevant education, experience and expertise; knowledge of the Company and the issues facing the Company; whether the candidate will strengthen the Board, as a whole, and remedy any perceived deficiencies in the specific criteria; moral and ethical character; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; and any other relevant qualifications, attributes or skills. The core competencies of directors should address accounting or finance experience, market familiarity, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, leadership, and/or strategic planning. The Board of Directors and G & N Committee evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Audit and Finance Committee

The Company has an audit and finance committee that has conducted two (2) formal meetings during the fiscal year ended August 31, 2020. Currently our audit committee consists of Albert Reese Jr. (since January 14, 2021), Nicholas Baxter, and Ted McKechnie. Until Mr. Reese’s appointment, Chris Bunka acted as the third member of the audit and finance committee and was not “independent” pursuant to Canadian Securities Exchange and Nasdaq independence standards due to the fact that he is the Chief Executive Officer of the Company and actively involved in the daily management of the Company. Our audit and finance committee is currently fully independent from the Company and, with the appointment of Mr. Reese, satisfies the requirement of having an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The audit and finance committee operates pursuant to a written charter adopted by our Board of Directors, which was most recently updated and replaced on December 8, 2020 and a copy of which is attached as Schedule “A” to this Proxy Statement.

It is not the duty of our audit and finance committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit and finance committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit and finance committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

AUDIT AND FINANCE COMMITTEE REPORT

Our audit and finance committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls.

Our audit and finance committee has reviewed and discussed the audited financial statements for the year ended August 31, 2020 with management.

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Our audit and finance committee has discussed with Davidson & Company LLP, Chartered Accountants, our independent registered public accounting firm for the year ended August 31, 2020, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

Our audit and finance committee has received written disclosures and the letter from Davidson & Company LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Davidson & Company LLP its independence.

Based on the reviews and discussions referred to above, our audit and finance committee recommended to our Board of Directors that the audited financial statements referred to above to be included in our annual report on Form 10-K for the year ended August 31, 2020 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit and Finance Committee of Lexaria Bioscience Corp.

As comprised for the review of the August 31, 2020 financials

Christopher Bunka, Ted McKechnie and Nick Baxter

Not “Soliciting Material” The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Independence

We currently act with six Directors, consisting of Christopher Bunka, John Docherty, Ted McKechnie, Nicholas Baxter, Brian Quigley and Albert Reese Jr., however Brian Quigley has determined not to stand for re-election. We have determined that Ted McKechnie, Nicholas Baxter and Albert Reese Jr. are each an “independent director” as defined in Nasdaq Rules.

Shareholder Communications with Our Board of Directors

Because of our Company’s small size, we do not have a formal procedure for shareholder communication with our Board of Directors. In general, members of our Board of Directors and executive officers are accessible by telephone or mail. Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to our Director of Operations, Kristin Hamilton by:

Email at: khamilton@lexariabioscience.com

Fax at: 250-765-2499

Mail at: 100 – 740 McCurdy Road, Kelowna, BC V1X 2P7

with a request to forward the communication to the intended recipient.

Board Leadership Structure

The positions of our principal executive officer and the chairman of our Board of Directors are served by one individual, Christopher Bunka. We have determined that the leadership structure of our Board of Directors is appropriate, especially given the early stage of our development and the size of our Company.

The Board of Directors oversees our exposure to risk through its interaction with management and receipt from management of periodic reports outlining matters related to financial, operational, regulatory, legal and strategic risks. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended August 31, 2020, all filing requirements applicable to our executive officers, Directors and persons who own more than 10% of our common stock were complied with.

Executive Compensation

The following table sets forth all compensation received during the year ended August 31, 2020 and 2019 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended August 31, 2020 and 2019; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal years ended August 31, 2020 and 2019, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (CAD$)	Non- Equity Incentive Plan Compensa tion ($)	Nonqualified Deferred Compensa tion Earnings ($)	All Other Compensa - tion (CAD$)	Total (CAD$)
Christopher Bunka Chairman, Chief Executive Officer(1)	2020(4) 2019	- -	- -	- -	153,065 -	- -	- -	300,802 223,280	453,867 223,280
Allan Spissinger Former Chief Financial Officer(2)	2020(4) 2019	- -	- -	- -	143,886 -	- -	- -	121,664 112,377	265,550 112,377
John Docherty President(3)	2020(4) 2019	- -	- -	- -	275,614 -	- -	- -	242,521 195,740	518,135 195,740

Notes:

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1)

Mr. Bunka has been the CEO of Lexaria since October 26, 2006 and is compensated via a contract between Lexaria and his wholly-owned company, C.A.B. Financial Services Ltd. (“C.A.B.”). For the fiscal year ended August 31, 2020, C.A.B. was paid consulting fees of CAD$29,706.00 per month .

2)

Mr. Spissinger served as our Chief Financial Officer from June 2017 to April 2021. Mr. Spissinger is compensated via a contract between Lexaria and his wholly-owned company, M&E Services Ltd. (“M&E”). For the fiscal year ended August 31, 2020, M&E was paid consulting fees of CAD$13,997.00 per month.

3)

Mr. Docherty has been the President of Lexaria since April 15, 2015 and is compensated individually via an employment agreement and pursuant to a contract with his company Docherty Management Ltd. (“DML”). For the fiscal year ended August 31, 2020, Mr. Docherty and DML were paid combined salary and consulting fees of CAD$25,609.00 per month.

4)

The fair value of the stock options awarded was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 96%, risk–free interest rate of 0.35%, expected life of 5 years, and dividend yield of 0.0%.

Employment and Consulting Agreements

For the 2019 and 2020 fiscal years the following agreements were effective between the Company and the Named Executive Officers:

During the 2019 fiscal year, Lexaria and its subsidiaries entered into new agreements or amended existing agreements with its named executive officers. A summary of the compensation provided under such agreements is as follows:

Christopher Bunka, Chief Executive Officer. Commencing January 1, 2019 and replacing all historical agreements, Lexaria and one of its subsidiaries have entered into new agreements with Mr. Bunka via his wholly-owned company, C.A.B. Financial Services Ltd., a British Columbia company (the “Bunka Agreements”). The Bunka Agreements provide that Mr. Bunka will receive an aggregate monthly fee of CAD$29,166 for an aggregate annual fee of CAD$350,000. Mr. Bunka will be eligible for additional compensation pursuant to the Bunka Agreement entered into with Lexaria, this additional compensation shall include Performance-Based Incentive equal to 50% of twelve times the monthly fee payable pursuant to such Lexaria agreement, subject to the performance criteria, as set by the Board of Directors, being completed. Further the agreement entered into with Lexaria, also provides that: (i) compensation in the amount of twenty-three times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of a subsidiary of Lexaria is issuable upon the sale of a subsidiary, subject to certain conditions. Pursuant to the terms of the Bunka Agreements, the aggregate annual fee is subject to an annual increase of 1.25x the prior calendar rate of inflation as published by the Bank of Canada and accordingly, commencing on January 1, 2020, the aggregate monthly fee was raised to CAD$29,706.00 per month.

John Docherty, President. Commencing January 1, 2019, and replacing all historical agreements, certain subsidiaries of Lexaria have entered into new agreements with Mr. Docherty, both individually and via his company, Docherty Management Limited, an Ontario company (the “Docherty Agreements”). The Docherty Agreements provide that Mr. Docherty will receive an aggregate monthly fee of CAD$25,000 for an aggregate annual fee of CAD$300,000. Mr. Docherty will be eligible for additional compensation pursuant to the Docherty Agreements in the form of Performance-Based Incentive equal to 50% of the total combined salary and any consulting fee compensation for a particular year, subject to the performance criteria, as set by the Board of Directors, being completed within such year. Further the agreement entered into with Kelowna Management Services Corp. (“KMSC”), also provides that: (i) compensation in the amount of twelve times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of an affiliate of KMSC is issuable upon the sale of an affiliate, subject to certain conditions. Pursuant to the terms of the Docherty Agreements, the aggregate annual fee is subject to an annual increase of 1.25x the prior calendar rate of inflation as published by the Bank of Canada and accordingly, commencing on January 1, 2020, the aggregate monthly fee was raised to CAD$25,609.00 per month.

Allan Spissinger, Chief Financial Officer. On December 1, 2019 the Company and Mr. Spissinger, replaced the Management Services Agreement, as amended, made with Mr. Spissinger’s company, M & E Services Ltd., with a new Management Services Agreement having a term that ends June 1, 2021 (the “ME Agreement”). The initial compensation issued pursuant to the ME Agreement was a monthly fee of CAD$11,197.44. Mr. Spissinger is also compensated by way of an independent contractor agreement between M & E Services Ltd. and the Company’s subsidiary Lexaria Nicotine LLC (the “Nicotine Agreement”) whereby pursuant to the terms of the Nicotine Agreement, the initial compensation issued was monthly fee of CAD$2,400. Both the ME Agreement and Nicotine Agreement are subject to an annual increase of 1.25x the prior calendar rate of inflation as published by the Bank of Canada and accordingly, commencing on March 1, 2020, the aggregate monthly fee was raised to CAD$13,996.80 per month.

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All compensation paid pursuant to the above-noted agreements that is paid in Canadian currency but reported in US currency is calculated using the Bank of Canada interbank rate as at the last day of the applicable month.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our executive officers, except that our executive officers may receive stock options at the discretion of our Board of Directors.

Compensation Discussion and Analysis

The last shareholder advisory vote on the executive compensation was provided at the 2019 annual meeting of shareholders whereby the executive compensation described in the Named Executive Officer’s employment and/or consulting agreements was approved by a vote of 91.57% with the next shareholder advisory vote being scheduled for the 2022 annual shareholder meeting. As the shareholders had indicated to the Company, by way of their substantial vote in favour, that the compensation being provided to the Named Executive Officers was acceptable and approved, the Company has maintained the forms of compensation as detailed in the above noted employment/consultant agreements.

Other than the compensation plans noted below, the Company did not have any other formal compensation programs in place during the fiscal year ended August 31, 2020. Prior to the appointment of the Compensation Committee on July 7, 2020, the compensation of the executive officers of the Company, as formalized in the Employment and Consulting Agreements detailed above, was determined by the executive officers with the guidance of the Company’s legal counsel, taking into consideration the financial status of the Company and the compensation issued to persons in parallel positions for similar sized companies in the biotechnology research industry. The proposed compensation was then provided to the independent directors for their review, revision and approval. In connection with the Performance Based Incentives noted in the agreements with the Named Executive Officers, the Named Executive Officers, for the calendar year ended December 31, 2020 reviewed the status of the Company and the goals to be obtained, focusing on the advancement of the Company’s intellectual property through the issuance of three new US patent applications in at least one new patent family, revenues valued at US$7,500,000 or more, completion of planned research programs, financings representing new capital of at least US$10,000,000, share price of approximately 4 times more than the then current fair market value (on a pre-reverse stock split basis) and public listing on the Nasdaq. They then presented the milestones and timeframes for the completion of same to the independent board for approval. The approved milestones and timeframes then set a basis for the compensation payable pursuant to the Performance Based Incentives to the Named Executive Officers, with such payments being made during the 2021 fiscal year. All of the milestones established for the payment of Performance Milestone Incentives contained a high level of difficulty to achieve due to various unpredictable outside factors, including supply and service restrictions associated with Covid 19, regulatory approvals, shareholder approvals, ethics board approvals, completion of Nasdaq due diligence and stock market uncertainty.

With respect to the compensation to be issued to the Named Executive Officers for the sale of an affiliate of the Company, it was determined that compensation for these transactions was justified as the sale of an affiliate, (or the material assets of an affiliate), was deemed to represent either (i) a strategic transaction in order to facilitate the Company’s listing on a senior US stock exchange; or (ii) the development of a strategic asset, namely a subsidiary representing a branch of the Company’s technology, that became a desirable acquisition for an established company which would result in significant cash revenue for the Company. In either case, the benefits to the Company and its shareholders were considered to be material and, with respect to an uplist to a senior US stock exchange, necessary, accordingly, the Board of Directors deemed it appropriate to compensate the Named Executive Officers for their contribution in the advancement of any such affiliate sale. The ability of a successful completion of an affiliate sale is subject to several outside factors that require mitigation by the Named Executive Officers, namely, shareholder approvals, valuations, regulatory filings and approvals, negotiation of the terms of the sale, tax considerations and cross border legal considerations for both the Company and the acquiring party. There are no guarantees that an affiliate sale will come to successful fruition and it is anticipated that any such affiliate sale would require active and dedicated contributions from the Named Executive Officers for between three to six months. Subsequent to the 2020 fiscal year, the Company successfully completed an affiliate sale, by way of selling a majority of Lexaria CanPharm ULC’s assets, and the Named Executive Officers were compensated for the sale pursuant to the terms of their respective agreements.

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Subsequent to the 2020 fiscal year end, a similar process was conducted with the Named Executive Officers presenting financial projections for the Company and the milestones that they wanted the Company to achieve during the 2021 calendar year, based on the four main criteria of: (i) enhanced Revenues; (ii) reduced Cash Burn; (iii) enhanced Year End Cash Position; and (iv) reduced Full Year Loss. This presentation was made to the appointed Compensation Committee comprised of three independent directors for consideration as the criteria for compensation to be issued pursuant to Performance Based Incentive with payments to be made in the 2022 fiscal year.

Non-cash equity compensation, namely through the issuance of stock options, to the Named Executive Officers is typically considered in conjunction with each of the Company’s directors, employees and, if applicable, consultants. Accordingly, the executive officers review the allotment and value of options currently issued by the Company to its team members and then consider the contributions made by each of the Company’s team members during the year. The executive officers then present their suggested option issuance allotment to the independent Board of Directors along with an explanation for such suggested allotments for their review and consideration. After any adjustments are made to the option issuance allotment pursuant to the feedback provided by the independent Board of Directors, the full Board of Directors will then authorize and approve the stock options issuances. While there are no formalized practices in place with respect to the timing of option issuances, the Company uses its best efforts to refrain from issuing stock options until any material non-public information has been released.

With respect to compensation provided to the Named Executive Officers in the circumstances of termination pursuant to a change of control, this payment may only be made if such change of control was not necessitated due to the Named Executive Officer failing to act in the best interests of the Company, resulting in the Company becoming financial distressed. Compensation for a change of control will be triggered if any of the following events occurs:

(a)

If any individual, partnership, company, society, or other legal entity (a “Person”), alone or together with any other Persons with whom it is acting jointly or in concert, becomes the beneficial owner of, or acquires the power to exercise control or direction over, directly or indirectly, such securities (or securities convertible into, or exchangeable for, securities) entitled to more than fifty percent (50%) or more of the votes exercisable by holders of the then-outstanding securities generally entitled to vote for the election of directors (“Voting Stock”) of the Company or if any Persons that previously were not acting jointly or in concert commence acting jointly or in concert and together beneficially own, or have the power to exercise control or direction over, securities entitled to more than fifty percent (50%) or more of the votes exercisable by holders of Voting Stock, or have rights of conversion which, if exercised, would permit such Persons to own or control such a percentage of votes;

(b)

The Company is merged, amalgamated or consolidated into or with another Person and, as a result of such business combination, a Person who previously held securities representing less than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Company, either alone or together with any other persons with whom it is acting jointly or in concert, is now, either alone or together with any other persons with whom it is acting jointly or in concert, entitled to hold more than fifty percent (50%) of the votes, exercisable by holders of the Voting Stock of the Company or of such Person into which the Voting Stock of the Company has been converted;

(c)

The capital of the Company is reorganized and a Person, together with any other persons with whom it is acting jointly or in concert, which previously held securities representing less than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Company, now as a result of such reorganization, holds securities entitled to more than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Company;

(d)

The Company sells or otherwise transfers all or substantially all of its assets to another Person and a Person, together with any other persons with whom it is acting jointly or in concert, which previously held securities representing less than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Company, now as a result of such sale or transfer, holds securities entitled to more than fifty percent (50%) of the votes exercisable by the holders of the Voting Stock of the Company; or

(e)

During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company or constitute the directors of the sole shareholder of the Company, cease for any reason to constitute at least a majority thereof.

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Compensation Plans

As of August 31, 2020, we had two active equity compensation plans, a summary of each is as follows:

2014 Equity Compensation Plan (the “2014 Plan”)

The 2014 Plan was approved by the Company’s shareholders on June 11, 2014 and provided for the issuance, on a post reverse stock split basis, of up to 128,333 options exercisable into 128,333 common shares. The options issued under the 2014 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2014 Plan include employees, Directors, officers, management company employees and consultants of the Company and its affiliates. On March 23, 2020, 22,334 options were cancelled, on April 10, 2020 an additional 10,000 options were cancelled and on July 23, 2020 3,337 options were exercised leaving 10,000 options issued under the 2014 Plan. Subsequent to the fiscal year ended August 31, 2020, the remaining 10,000 options issued under the 2014 Plan expired and accordingly the 2014 Plan was terminated and is no longer of any further force or effect.

Lexaria Bioscience Corp. Equity Incentive Plan (the “Incentive Plan”)

On May 1, 2019, the Board of Directors approved the Incentive Plan which was subsequently approved by the Lexaria shareholders on June 20, 2019 at the Company’s annual and special meeting. The Incentive Plan permits grants of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively the “incentive securities”) to purchase a maximum of 261,290 common shares, on a post reverse stock split basis, of authorized but unissued or reacquired common stock based on 10% of Lexaria’s issued share capital as at May 3, 2019, being the record date of the 2019 shareholder meeting and subject to adjustment for stock splits or consolidations. The purchase price per share deliverable upon the exercise of an incentive security granted under the Incentive Plan shall be determined by the Board of Directors at the time of grant of such incentive security but, pursuant to Canadian Securities Exchange policies, cannot be lower than the greater of the closing market prices of Lexaria’s shares on (a) the trading day prior to the date of the incentive security grant; and (b) the date of the incentive security grant. Further incentive securities issued to persons who own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, shall bear an exercise price of no less than one hundred ten percent (110%) of the fair market value of the Company’s shares on the date of grant. Incentive securities granted under the Incentive Plan shall expire on such date as determined by the Board of Directors and set forth in the applicable award agreement, provided, that such date shall not be later than (10) ten years after the date on which the incentive security is granted and, in the case of recipients who hold more than own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, such date shall not be more than five (5) years from the date on which the incentive security is granted.

Eligible participants to the Incentive Plan shall include Directors, officers, employees and consultants of Lexaria and of Lexaria’s affiliates. Vesting provisions may be placed on incentive security issuances at the discretion of the Board of Directors, taking into consideration the length of service of the recipient and the number of incentive securities granted. Specifically, options shall terminate on the earlier of: (i) the expiry date; (ii) one year after disability or death of the optionee; or (iii) 30 days after termination of the optionee’s services to Lexaria or an affiliate of Lexaria. As at the Record Date, there are currently 160,004 issued and unexercised options under the Incentive Plan with an allowable 101,286 options available for issuance, all being on a post reverse stock split basis.

The Company is currently seeking shareholder approval to increase the number of common shares issuable pursuant to incentive security issuances under the Incentive Plan from 261,290 common shares to 510,433 common shares.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of August 31, 2020:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (US$)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Bunka	23,334	-	-	10.20	04/23/2025	-	-	-	-
John Docherty	13,334 18,334 10,000	- - -	- - -	9.60 14.10 3.30	04/23/2025 02/07/2025 04/15/2021	- - -	- - -	- - -	- - -
Allan Spissinger	21,667	-	-	9.60	04/23/2025	-	-	-	-

Compensation of Directors

The following compensation was provided to the Directors of Lexaria who are not also named executive officers during the fiscal year ended August 31, 2020:

Name	Fees earned or paid in cash (US$)	Stock Awards ($)	Option Awards (US$)(1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total (US$)
Nicholas Baxter	22,220	-	33,204	-	-	-	55,424
William (Ted) McKechnie	22,122	-	33,204	-	-	-	55,326
Brian Quigley	21,837	-	22,136	-	-	-	43,973

(1) The fair value of the stock options awarded was estimated using the Black-Scholes pricing model with the following assumptions: expected volatility of 96%, risk–free interest rate of 0.35%, expected life of 5 years, and dividend yield of 0.0%.

Each independent Director entered into a Board of Director Services Agreement with the Company whereby they are paid CAD$30,000 annually (paid in quarterly installments) as compensation for their services. The differences in the above noted values reflect the different currency rates as at the settlement date for each quarterly payment. There are no arrangements or plans in which we provide pension, retirement or similar benefits for our independent Directors, except that they may receive additional stock options at the discretion of our Board of Directors.

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Securities Authorized for Issuance under Equity Compensation Plans

We have no long-term incentive plans other than the incentive plans described below.

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all previous equity compensation plans not previously approved by shareholders, as of the most recently completed fiscal year ended August 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	# of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	# of securities available for issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans not approved by shareholders	Nil	Nil	Nil
Equity compensation plans approved by shareholders:
2014 Stock Option plan	10,000	3.30	114,996
Equity Incentive Plan	161,600	11.70	99,690
Total	171,600

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our common shares or other securities during our fiscal year ended August 31, 2020.

Transactions with Related Persons and Related Person Transaction Policy

No Director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended August 31, 2020, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Under our Code of Ethics, our senior financial officers are required to act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. In addition, our recently amended Audit and Finance Committee Charter provides that the Audit and Finance Committee will be responsible for the review of any related-party transactions.

Anti-Hedging Policy

We have not established any sort of anti-hedging policy that would prohibit our executive officers and Directors from hedging the economic interest of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

Employment Agreements

For information regarding compensation for our executive officers and Directors, see “Summary Compensation” beginning on page 14.

Page | 20

Fees Paid to Our Independent Registered Public Accounting Firm

Audit Fees

Davidson & Company LLP has acted as our independent registered public accounting firm since 2016. The aggregate fees billed for the most recently completed fiscal years ended August 31, 2020 and August 31, 2019 for professional services rendered by the principal accountant and to others for the provision of specialized advice for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

Year Ended
	August 31, 2020	August 31, 2019
Audit Fees	US$59,488	US$61,787
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	US$59,488	US$61,787

Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with filings with the SEC and related comfort letters and other services that are normally provided by Davidson & Company LLP for the fiscal years ended August 31, 2020 and August 31, 2019 in connection with statutory and regulatory filings or engagements. Davidson & Company LLP was appointed as the Company’s independent registered public accounting firm in 2016 and will be submitted to the shareholders for ratification as to its continued appointment under Proposal 2 located at page 22.

Audit related Fees

Audit related fees consist of fees billed for assurance and related services by Lexaria’s principal accountants for the fiscal years ended August 31, 2020 and August 31, 2019 in connection with statutory and regulatory filings or engagements. Lexaria did not pay any audit related fees for the 2020 and 2019 fiscal years.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions. For the fiscal years ended August 31, 2020 and August 31, 2019, we did not engage an accountant for non-audit professional services or preparation of corporate tax returns.

All Other Fees

We do not use Davidson & Company LLP for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage Davidson & Company LLP to provide compliance outsourcing services.

Effective May 6, 2003, the SEC adopted rules that require that before our independent auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our audit committee; or
•	entered into pursuant to pre-approval policies and procedures established by the Board of Directors, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service, and such policies and procedures do not include delegation of the Board of Directors’ responsibilities to management.

Page | 21

Our Board of Directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Board of Directors either before or after the respective services were rendered.

Our Board of Directors has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

PROPOSALS FOR SHAREHOLDER VOTE

Proposal 1
Election of Directors

Our Board of Directors has nominated the persons previously named under Director Nominees as candidates for Directors at the Meeting. These nominees are all of our current Directors and information regarding their expertise is provided under the Director Nominees section. Unless otherwise directed, the proxy holders will vote the proxies received by them for the election of: Christopher Bunka, John Docherty, Ted McKechnie, Nicholas Baxter and Albert Reese Jr.

Each Director who is elected will hold office until the next Meeting of Shareholders and until his successor is elected and qualified. Any Director may resign his office at any time and may be removed at any time by the majority of vote of the shareholders given at a special meeting of our shareholders called for that purpose.

Our Board of Directors recommends that you vote FOR the nominees.

Proposal 2
Ratification of the Continued Appointment of the Independent Registered Public Accounting Firm

Our Audit Committee has directed our Board of Directors to ask our shareholders to ratify the continued appointment of Davidson & Company LLP, as our independent registered public accounting firm for the fiscal year ending August 31, 2021 at a remuneration to be fixed by the Board. Davidson & Company LLP was first appointed in 2016 by the Company as its independent registered public accounting firm.

Shareholder ratification of the continued appointment of Davidson & Company LLP is not required under the Nevada corporate law or in our bylaws. However, our Board of Directors is submitting the continued appointment of Davidson & Company LLP as our independent registered public accounting firm to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the continued appointment, our Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interest of our Company and our shareholders.

Representatives of Davidson & Company LLP are not expected to be present at the Meeting. However, we will provide contact information for Davidson & Company LLP to any shareholders who would like to contact the firm with questions and the firm will be expected to respond to any appropriate questions; however if representatives from Davidson & Company LLP are present at the Meeting, they will have an opportunity to make a statement if they desire to do so.

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Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the continued appointment of Davidson & Company LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2021.

At the Meeting the shareholders will be asked to approve the following resolution by a simple majority:

“RESOLVED THAT the continued appointment of Davidson & Company LLP as our independent registered public accounting firm is ratified, approved and confirmed and that the remuneration be fixed by the Board.”

Our Board of Directors recommends that you vote FOR the ratification of the continued appointment of Davidson & Company LLP as our independent registered public accounting firm as our auditors for the fiscal year ending August 31, 2021 at a remuneration to be fixed by the Board.

Proposal 3
Approval of Amendment to the Incentive Plan

On June 20, 2019, the shareholders of the Company approved the Company’s Equity Incentive Plan (the “Incentive Plan”). The key components of the Incentive Plan are as follows:

•	incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (collectively “Awards”) are issuable to Service Providers, being directors, officers, employees or consultants of the Company;

•	Awards of options or SARs will have an exercise price of not less than 100% of the fair market value of the Company’s stock on the date of grant;

•	If an option is awarded to a Service Provider who holds more than 10% of the Company’s issued share capital, the options will instead have an exercise price of not less than 110% of the fair market value of the Company’s stock on the date of grant and a maximum term of five years;

•	Adjustments are provided for in the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares in order to prevent diminution or enlargement of the benefits or potential benefits;

•	Upon a merger or change of control, the Incentive Plan has the following provisions:

o

(A) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice, Awards will terminate upon or immediately prior to the consummation of such event; (C) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such event, and, to the extent determined, terminate upon or immediately prior to the effectiveness of such event; (D) (I) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (II) the replacement of such Award with other rights or property; or (E) any combination of the foregoing.

Page | 23

o

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Award will fully vest and any restrictions will lapse, as applicable. With respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

o

an Award will be considered assumed if, following the event, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the event, the consideration (whether stock, cash, or other securities or property) received in the event by stockholders for each share held on the effective date of the transaction;

•	The Incentive Plan has a ten year term, which, if the shareholders approve the current proposal to increase the number of shares issuable under the Incentive Plan, will result in the ten year term re-commencing from the date of this Meeting;

The Incentive Plan is currently the only compensation plan which the Company has to incentivize its employees and to maintain or add qualified independent directors and executive management. The Company is seeking shareholder approval to the change in the maximum aggregate number of shares that may be subject to Awards and issued under the Incentive Plan as noted under 3.(a) of the Incentive Plan, from 261,290 shares (on a post-reverse share split basis) to 510,433 shares.

We have approximately three (3) independent non-employee directors, two (2) directors who also hold officerships, three (3) employees (including officers), and approximately eight (8) consultants, who are eligible to receive awards under the Incentive Plan. Eligible persons will receive awards under the Incentive Plan on the basis of furthering the purposes of the Incentive Plan, which are to (a) attract and retain the best available personnel for positions of substantial responsibility; (b) provide additional incentive to employees, directors and consultants, and (c) promote the success of the Company's business.

Accordingly, the shareholders will be asked to approve the following resolution by way of a simple majority:

“RESOLVED THAT an additional 249,143 common shares be authorized for issuance pursuant to Awards granted under the Incentive Plan, so that the aggregate number of shares issuable under the Incentive Plan equals 510,433 shares or 10% of the Company’s current issued share capital, is hereby authorized and approved.”

Our Board of Directors recommends a vote in favour for the approval of the additional shares to be issued under the Incentive Plan.

Proposal 4
Ratification and Approval of Acts of the Directors

Since the date of the last meeting of shareholders, the Board of Directors have effected transactions, entered into contracts and have completed other lawful acts by and on behalf of the Company. The shareholders will be asked to approve the following resolution by way of a simple majority:

“RESOLVED THAT the lawful acts of the Directors made by and on behalf of the Company and effected since the date of the last shareholders’ meeting are hereby ratified and approved.”

Our Board of Directors recommends a vote in favour for the ratification of the Directors’ lawful acts.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No Director, executive officer, or nominee for election as a Director of the Company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Meeting, except that our executive officers and directors have an interest in the approval of Proposal 3 because they are eligible to receive awards under the Incentive Plan.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and Annual Reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Annual Report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for shareholders and cost savings for companies.

Although we do not intend to household for our shareholders of record, some brokers household our proxy materials and Annual Reports, delivering a single copy of the Proxy Statement or Annual Report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Proxy Statement or Annual Report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the Proxy Statement at their address from their brokers and would like to request “householding” of their communications should contact their brokers.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in next year’s proxy statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of the release date of this Proxy Statement, unless the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Meeting. If the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. After such date, any shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials, and with any provision in our bylaws regarding the same.

Lexaria Bioscience Corp. expects to hold its next annual meeting of shareholders in June 2022. Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to Lexaria Bioscience Corp., 100 – 740 McCurdy Road, Kelowna, British Columbia, V1X 2P7, Canada, Attention: Corporate Secretary. We must receive the proposals by Tuesday, January 25, 2022. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After Tuesday, January 25, 2022, any shareholder proposal will be considered to be untimely.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for our 2022 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Monday, April 25, 2022. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

With respect to business to be brought before the Meeting, we have received no notices from our shareholders that we were required to include in this proxy statement.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports, proxy statements and other information with the SEC and these documents are available to the public from the SEC’s website located at www.sec.gov. Additional information regarding our Company and our business activities is available on the SEDAR website located at www.sedar.com and at our Company’s website located at http://www.lexariabioscience.com. Our Company’s financial information is provided in our Company’s audited financial statements and related management discussion and analysis for its most recently completed financial year end may be viewed on the SEDAR website.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

OTHER MATTERS

Our Board of Directors does not intend to bring any other business before the Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named on the proxy to vote the shares represented by the proxy on such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ “Christopher Bunka”

Christopher Bunka

Chairman of the Board

May 3, 2021

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Schedule “A”

THE AUDIT AND FINANCE COMMITTEE'S CHARTER

As adopted by the Board of Directors and most recently amended December 8, 2020

The primary function of the audit committee (the "Committee") is to assist the Company’s Board of Directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;
•	review and appraise the performance of the Company’s external auditors; and
•	provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board of Directors.

Composition

The Committee shall be comprised of a minimum three Directors as determined by the Board of Directors of which:

•	each of whom are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member;

•	each of whom satisfy the independence standards defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended;

•	each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and

•	each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

Meetings

The Committee shall meet a least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

-1-

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

DOCUMENTS/REPORTS REVIEW

•	review and update this Audit Committee Charter annually; and

•	review the Company's financial statements, MD&A and any annual and interim earnings press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

EXTERNAL AUDITORS

•	review annually, the performance of the external auditors who shall be ultimately accountable to the Company’s Board of Directors and the Committee as representatives of the shareholders of the Company;

•	obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with Independence Standards Board Standard 1;

•	review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

•	take, or recommend that the Company’s full Board of Directors take appropriate action to oversee the independence of the external auditors, including the resolution of disagreements between management and the external auditor regarding financial reporting;

•	recommend to the Company’s Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

•	recommend to the Company’s Board of Directors the compensation to be paid to the external auditors;

•	at each meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company's financial statements;

•	review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;

•	review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements; and

•	review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

o

the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided,

o	such services were not recognized by the Company at the time of the engagement to be non-audit services, and

o

such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

-2-

FINANCIAL REPORTING PROCESSES

•	in consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external;

•	consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

•	review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

•	following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

•	review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

•	review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

•	review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

•	review certification process;

•	establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

OTHER

•	review any related-party transactions;

•	engage independent counsel and other advisors as it determines necessary to carry out its duties; and

•	to set and pay compensation for any independent counsel and other advisors employed by the Committee.

-3-

Your **Vote** Counts!

LEXARIA BIOSCIENCE CORP.

2021 Annual Meeting
Vote by June 27, 2021
11:59 PM ET

D52376-P56278

You invested in LEXARIA BIOSCIENCE CORP. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 28, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 14, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 28, 2021
1:00 PM PDT

Via Event Conferencing at:
Call in number 1-888-886-7786

*Please check the meeting materials for any special requirements for meeting attendance.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 1a. Christopher Bunka	For
1b. John Docherty	For
1c. Nicholas Baxter	For
1d. William (Ted) McKechnie	For
1e. Albert Reese Jr.	For
2. Ratify the Appointment of the Independent Auditors and the fixing of their remuneration by the Board.	For
3. Approve an amendment to the Incentive Equity Plan to increase the number of shares issuable thereunder from 261,290 shares to 510,433 shares representing 10% of the current issued share capital of the Company.	For
3. Ratify and approve the acts of the Directors for the previous year.	For

D52377-P56278

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52359-P56278 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LEXARIA BIOSCIENCE CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Christopher Bunka	☐	☐	☐
1b. John Docherty	☐	☐	☐
1c. Nicholas Baxter	☐	☐	☐
1d. William (Ted) McKechnie	☐	☐	☐
1e. Albert Reese Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratify the Appointment of the Independent Auditors and the fixing of their remuneration by the Board.	☐	☐	☐
3. Approve an amendment to the Incentive Equity Plan to increase the number of shares issuable thereunder from 261,290 shares to 510,433 shares representing 10% of the current issued share capital of the Company.	☐	☐	☐
4. Ratify and approve the acts of the Directors for the previous year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D52360-P56278

LEXARIA BIOSCIENCE CORP.
Annual Meeting of Shareholders
June 28, 2021 1:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher Bunka and John Docherty, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LEXARIA BIOSCIENCE CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, PDT on June 28, 2021, via Event Conferencing at call in number 1-888-886-7786, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side